FIRST AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CAPLEASE, LP

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS		1

ARTICLE II FORMATION OF PARTNERSHIP		8
2.01	Name, Office and Registered Agent	8
2.02	Partners.	9
2.03	Term and Dissolution.	9
2.04	Filing of Certificate and Perfection of Limited Partnership	10
2.05	Certificates Describing Partnership Units	10

ARTICLE III BUSINESS OF THE PARTNERSHIP		10

ARTICLE IV CAPITAL CONTRIBUTIONS AND ACCOUNTS		11
4.01	Capital Contributions	11
4.02	Additional Capital Contributions and Issuances of Additional Partnership Interests	11
4.03	Additional Funding	12
4.04	Capital Accounts	12
4.05	Percentage Interests	12
4.06	No Interest on Contributions	13
4.07	Return of Capital Contributions	13
4.08	No Third Party Beneficiary	13

ARTICLE V PROFITS AND LOSSES; DISTRIBUTIONS		13
5.01	Allocation of Profit and Loss.	13
5.02	Distribution of Cash.	15
5.03	REIT Distribution Requirements	17
5.04	No Right to Distributions in Kind	17
5.05	Limitations on Return of Capital Contributions	17
5.06	Distributions Upon Liquidation.	17
5.07	Substantial Economic Effect	18

ARTICLE VI 8.125% SERIES A CUMULATIVE REDEEMABLE PREFERRED UNITS		18
6.01	Designation and Number	18
6.02	Maturity	18
6.03	Rank	18
6.04	Allocations and Distributions.	18
6.05	Liquidation Rights.	21
6.06	Redemption.	21
6.07	Voting Rights.	24
6.08	No Conversion Rights	25
6.09	Exclusion of Other Rights	25
6.10	Severability of Provisions	25

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ARTICLE VII RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER		25
7.01	Management of the Partnership.	25
7.02	Delegation of Authority	28
7.03	Indemnification and Exculpation of Indemnitees.	28
7.04	Liability of the General Partner.	29
7.05	Partnership Obligations.	30
7.06	Outside Activities	31
7.07	Employment or Retention of Affiliates.	31
7.08	Title to Partnership Assets	31

ARTICLE VIII CHANGES IN GENERAL PARTNER		32
8.01	Transfer of the General Partner’s Partnership Interest.	32
8.02	Admission of a Substitute or Additional General Partner	33
8.03	Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.	34
8.04	Removal of a General Partner.	34

ARTICLE IX RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		35
9.01	Management of the Partnership	35
9.02	Power of Attorney	36
9.03	Limitation on Liability of Limited Partners	36
9.04	Redemption Right.	36
9.05	Registration	38

ARTICLE X TRANSFERS OF PARTNERSHIP INTERESTS		41
10.01	Purchase for Investment.	41
10.02	Restrictions on Transfer of Partnership Interests.	42
10.03	Admission of Substitute Limited Partner.	43
10.04	Rights of Assignees of Partnership Interests.	44
10.05	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	44
10.06	Joint Ownership of Interests	44

ARTICLE XI BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		45
11.01	Books and Records	45
11.02	Custody of Partnership Funds; Bank Accounts.	45
11.03	Fiscal and Taxable Year	45
11.04	Annual Tax Information and Report	45
11.05	Tax Matters Partner; Tax Elections; Special Basis Adjustments.	45
11.06	Reports to Limited Partners.	46

ARTICLE XII AMENDMENT OF AGREEMENT; MERGER		46

ARTICLE XIII GENERAL PROVISIONS		47
13.01	Notices	47
13.02	Survival of Rights	47

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13.03	Additional Documents	47
13.04	Severability	47
13.05	Entire Agreement	47
13.06	Pronouns and Plurals	47
13.07	Headings	48
13.08	Counterparts	48
13.09	Governing Law	48

EXHIBITS

EXHIBIT A - Partners, Capital Contributions and Percentage Interests

EXHIBIT B - Notice of Exercise of Redemption Right

EXHIBIT C - Certification of Non-Foreign Status

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FIRST AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CAPLEASE, LP

RECITALS

Caplease, LP (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on March 24, 2004 and a Limited Partnership Agreement entered into as of March 24, 2004, by and between CLF OP General Partner, LLC, a Delaware limited liability company (the “General Partner”) and Capital Lease Funding, Inc., a Maryland corporation (the “Original Limited Partner” or the “Company”), as amended by the First Amendment to the Limited Partnership Agreement dated as of October 19, 2005. This First Amended and Restated Limited Partnership Agreement is entered into this 13th day of June, 2006 among the General Partner and the Limited Partners set forth on Exhibit A hereto, for the purpose of amending and restating the Limited Partnership Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Limited Partnership Agreement to read in its entirety as follows:

ARTICLE I

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.03 hereof.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clauses (i) or (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the Company that are attributable to assets or partnership interests in a Subsidiary Partnership that are owned by the Company other than through its ownership interest in the Partnership.

“Affiliate” means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Exhibit A.

“Agreement” means this Amended and Restated Limited Partnership Agreement.

“Articles of Amendment and Restatement” means the Articles of Amendment and Restatement of the Company filed with the State Department of Assessments and Taxation of the State of Maryland on March 15, 2004.

“Articles Supplementary” means the Articles Supplementary of the Company filed with the State Department of Assessments and Taxation of the State of Maryland on October 17, 2005, designating the terms, rights and preferences of the shares of 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Account” has the meaning provided in Section 4.04 hereof.

“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the Company of a Notice of Redemption.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 9.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Class A Common Units” means the Common Units of the Partnership designated as the Class A Common Units.

“Class A Percentage Interest” means, as to any holder of Class A Common Units, such Partner’s percentage ownership interest of Class A Common Units, as determined by dividing the Class A Common Units owned by such Partner by the total number of Class A Common Units then outstanding. The Class A Percentage Interest of each Partner shall be set forth on Exhibit A, as may be amended from time to time.

“Class B Common Units” means the Common Units of the Partnership designated as the Class B Common Units.

“Class B Percentage Interest” means, as to any holder of Class B Common Units, such Partner’s percentage ownership interest, as determined by dividing the Class B Common Units owned by such Partner by the total number of Class B Common Units then outstanding. The Class B Percentage Interest of each Partner shall be set forth on Exhibit A, as may be amended from time to time.

“Class B Return” means, as to any holder of Class B Common Units, the amount of distributions such Partner would have received for the quarter (or other distribution period) from REIT Shares if such Partner owned the number of REIT Shares equal to the product of such Partner’s Class B Common Units and the Conversion Factor on the Partnership Record Date pertaining to such quarter (or other distribution period).

“Common Units” means all Partnership Units that are not specifically designated as Preferred Units pursuant to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Share” means one share of common stock of the Company.

“Company” means Capital Lease Funding, Inc., a Maryland corporation.

“Conversion Factor” means 1.0, provided that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the Company shall become General Partner pursuant to any merger, consolidation or combination of the Company with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of an event described above, retroactive to the record date, if any, for such event; provided, however, that if the Company receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the Company had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“General Partner” means CLF OP General Partner, LLC and any Person who becomes a substitute or additional General Partner of the Partnership as provided herein, and any of their successors as General Partner.

“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the Company, the General Partner or a director, officer or employee of the Company, the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the Company, General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“Independent Director” means a member of the Board of Directors who is not an officer or employee of the Company or an Affiliate.

“Limited Partner” means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act.

“Loss” has the meaning provided in Section 5.01(g) hereof.

“Minimum Limited Partnership Interest” means the lesser of (i) 1% or (ii) if the total Capital Contributions to the Partnership exceed $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Limited Partnership Interest shall not be less than 0.2% at any time.

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“NYSE” means the New York Stock Exchange.

“Offer” has the meaning set forth in Section 8.01(c) hereof.

“Original Limited Partner” means Capital Lease Funding, Inc.

“Partner” means any General Partner or Limited Partner.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the Company for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

“Preferred Units” means all Partnership Interests designated as preferred units by the General Partner from time to time in accordance with this Agreement.

“Profit” has the meaning provided in Section 5.01(g) hereof.

“Property” means any property or other investment in which the Partnership holds an ownership interest.

“Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as selected by the Partnership or as directed by the General Partner pursuant to Section 9.04(b) hereof.

“Redemption Right” has the meaning provided in Section 9.04(a) hereof.

“Redeeming Limited Partner” has the meaning provided in Section 9.04(a) hereof.

“Regulations” means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the continuity of existence and operation of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer or employee of, or consultants or advisors engaged by, the Company, (ii) costs and expenses relating to any public offering and registration of securities by the Company and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the Company, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Company under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Company, (vii) costs and expenses incurred by the Company or the General Partner relating to any issuing or redemption of Partnership Interests and (viii) all other operating or administrative costs of the Company or the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a Common Share of the Company (or Successor Entity, as the case may be).

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Limited Partner in a Notice of Redemption, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the shares of 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company.

“Series A Preferred Units” has the meaning provided in Section 6.01 hereof.

“Series A Redemption Right” has the meaning provided in Section 6.06 hereof.

“Service” means the Internal Revenue Service.

“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the Company of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership in which the Company, a wholly-owned subsidiary of the Company or the Partnership owns a partnership interest.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 10.03 hereof.

“Successor Entity” has the meaning provided in the definition of “Conversion Factor” contained herein.

“Surviving General Partner” has the meaning set forth in Section 8.01(d) hereof.

“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transaction” has the meaning set forth in Section 8.01(c) hereof.

“Transfer” has the meaning set forth in Section 10.02(a) hereof.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the security is not listed or admitted to trading on any securities exchange or the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

ARTICLE II

FORMATION OF PARTNERSHIP

2.01 Name, Office and Registered Agent. The name of the Partnership is Caplease, LP. The specified office and place of business of the Partnership, and where the records of the Partnership shall be kept, shall be 110 Maiden Lane, New York, New York 10005. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name of the Partnership’s registered agent is CT Corporation System, which is a resident of Delaware with its business address at 1209 Orange Avenue, Wilmington, Delaware 19801.

2.02 Partners.

(a) The General Partner of the Partnership is CLF OP General Partner, LLC, a Delaware limited liability company. Its principal place of business is the same as that of the Partnership.

(b) The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

2.03 Term and Dissolution.

(a) The term of the Partnership shall be perpetual, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 8.03(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii) The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

(iii) The redemption of all Limited Partnership Interests (including such interests held by the General Partner); or

(iv) The election by the General Partner that the Partnership should be dissolved.

(b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 8.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.04 Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.05 Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may, but shall not be obligated to, issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units owned and the Class A or Class B Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Limited Partnership Agreement of Caplease, LP, as amended from time to time.

ARTICLE III

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a REIT, unless the Company otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the Company’s current status as a REIT and the avoidance of income and excise taxes on the Company inures to the benefit of all the Partners and not solely to the Company. Notwithstanding the foregoing, the Limited Partners agree that the Company may terminate its status as a REIT under the Code at any time. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.

While the above purposes clause generally permits the Partnership to engage in any lawful business, the Limited Partners acknowledge and agree that the Partnership’s activities are currently limited to the direct or indirect ownership of substantially all of the owned real property investments of the Company, and do not include the debt business of the Company (which has been separated from the Partnership on or prior to the date hereof).

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01 Capital Contributions. The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as amended from time to time.

4.02 Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

(a) Issuances of Additional Partnership Interests. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(b) Certain Contributions of Proceeds of Issuance of REIT Shares. If (i) the Company issues additional REIT Shares and contributes, through the General Partner or otherwise, some or all of the proceeds raised in connection with such issuance to the Partnership and (ii) the proceeds actually received and contributed by the Company are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Company shall be deemed to have made a Capital Contribution to the Partnership in the aggregate amount of the Partnership’s share of the gross proceeds of such issuance that are contributed to the Partnership and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the issuance of additional Partnership Units to the Company for such Capital Contribution pursuant to Section 4.02(a). Upon any such Capital Contribution by the Company, the Company’s Capital Account shall be increased by the actual amount of its Capital Contribution pursuant to Section 4.04 hereof.

(c) Minimum Limited Partnership Interest. In the event that either a redemption pursuant to Section 9.04 hereof or additional Capital Contributions by the General Partner would result in the Limited Partners (other than the Company), in the aggregate, owning less than the Minimum Limited Partnership Interest, the General Partner and the Limited Partners shall form another partnership and contribute sufficient Limited Partnership Interests together with such other Limited Partners so that the limited partners (other than the Company) of such partnership own at least the Minimum Limited Partnership Interest.

(d) Class A Common Units and Class B Common Units. Under the authority granted to it by Section 4.02(a) hereof, the General Partner has established a class of Partnership Units entitled “Class A Common Units” and a class of Partnership Units entitled “Class B Common Units.” Class A Common Units and Class B Common Units have the designations and duties as set forth herein. Any Partnership Units acquired by the Partnership or the General Partner through the satisfaction of the Redemption Right pursuant to Section 9.04 hereof shall automatically convert into Class A Common Units on a one for one basis.

4.03 Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04 Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest or (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.05 Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Class A or Class B Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Class A or Class B Common Units held by such Partner divided by the aggregate number of Class A or Class B Common Units, as applicable, outstanding after giving effect to such increase or decrease. If the Partners’ Class A or Class B Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Class A or Class B Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Class A or Class B Percentage Interests.

4.06 No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.07 Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.08 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V

PROFITS AND LOSSES; DISTRIBUTIONS

5.01 Allocation of Profit and Loss.

(a) Profit. Subject to Section 6.04(h) hereof, Profit of the Partnership for each fiscal year of the Partnership shall be allocated as follows:

(i) First, if holders of the Class A Common Units previously have been allocated Loss under Section 5.01(b), to such holders in accordance with their respective Class A Percentage Interests until the aggregate amount of Profit allocated under this Section 5.01(a)(i) equals the aggregate amount of Loss allocated under Section 5.01(b);

(ii) Second, to the holders of the Class B Common Units until the aggregate amount of Profit allocated to such holders under this Section 5.01(a)(ii) for the current and all prior years equals the aggregate amount of cash distributed to such holders under Section 5.02(a)(i) for the current and all prior years; and

(iii) Third, any remaining amounts pro rata to the holders of the Class A Common Units in accordance with their respective Class A Percentage Interests.

(b) Loss. Loss of the Partnership for each fiscal year of the Partnership shall be allocated to the holders of the Class A Common Units in accordance with their respective Class A Percentage Interests.

(c) Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Class A Percentage Interest.

(d) Qualified Income Offset. If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.7041(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(d).

(e) Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to each Partner under this Section 5.01(e).

(f) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(g) Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(c), 5.01(d) or 5.01(e). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Partners.

5.02 Distribution of Cash.

(a) Subject to Sections 5.02(c) and 6.04 hereof, the Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period). Such amounts shall be distributed to the Partners in the following order of priority:

(i) first, to the holders of Class B Common Units, in proportion to their respective Class B Percentage Interests on the Partnership Record Date, until each holder of Class B Common Units has received an amount equal to the excess, if any of (A) its cumulative Class B Return for the current and all prior quarters (or other distribution period) over (B) the sum of all prior distributions to such holder under this Section 5.02(a)(i) such quarter (or other distribution period); and

(ii) thereafter, to the holders of Class A Common Units, in accordance with their respective Class A Percentage Interests on the Partnership Record Date.

(b) If a new or existing Partner (other than the Company) acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

(c) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner (the “Distributable Amount”) equals or exceeds the amount required to be withheld by the Partnership (the “Withheld Amount”), the entire Distributable Amount shall be treated as a distribution of cash to such Partner, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid upon the demand of the Partnership or, alternatively, through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.02(d) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be redeemed.

5.03 REIT Distribution Requirements. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the Company to pay shareholder dividends that will allow the Company to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent the Company elects to retain and pay income tax on its net capital gain.

5.04 No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05 Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.06 Distributions Upon Liquidation.

(a) Subject to Section 6.05 hereof, upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances.

(b) For purposes of Section 5.06(a), the Capital Account of each Partner shall be determined after the following adjustments: (i) all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets, and (ii) allocating to the Company an amount equal to the excess of (A) the value of the Partnership Units it received in exchange for Capital Contributions of the proceeds of an issuance of REIT Shares pursuant to Section 4.02(b) hereof over (B) the actual amount of its Capital Contributions pursuant to Section 4.02(b) hereof (i.e., as a result of any underwriters’ discount or other expenses paid or incurred in connection with such issuance).

(c) Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.07 Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE VI
8.125% SERIES A CUMULATIVE REDEEMABLE PREFERRED UNITS

6.01 Designation and Number. A series of Preferred Units, designated the “8.125% Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”), is hereby established. The number of authorized Series A Preferred Units shall be 1,610,000, 1,400,000 of which shall be issued and outstanding as of the date hereof. The ownership of the Series A Preferred Units is shown on Exhibit A, as amended from time to time.

6.02 Maturity. The Series A Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

6.03 Rank. The Series A Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to all classes or series of Common Units and to all other Preferred Units of the Partnership, the terms of which provide that such units shall rank junior to the Series A Preferred Units; (b) on a parity with all Partnership Units issued by the Partnership, other than those Partnership Units referred to in clauses (a) and (c); and (c) junior to all Partnership Units issued by the Partnership which rank senior to the Series A Preferred Units that are issued in connection with the Company’s issuance of preferred stock that is senior to the Series A Preferred Stock in accordance with Section 6(d) of the Articles Supplementary. The term “Preferred Units” does not include convertible debt securities of the Partnership, which shall rank senior to the Series A Preferred Units prior to conversion.

6.04 Allocations and Distributions.

(a) Holders of Series A Preferred Units shall be entitled to receive, when and as authorized by the General Partner, and declared by the Partnership out of funds legally available for payment, cumulative preferential cash distributions at the rate of eight and one-eighth percent (8.125%) per annum of the Twenty-five Dollars ($25.00) per unit liquidation preference of the Series A Preferred Units (equivalent to a fixed annual amount of $2.03125 per Series A Preferred Unit). However, if the Series A Preferred Stock is delisted from the New York Stock Exchange following a Change of Control (as defined in the Articles Supplementary), holders of Series A Preferred Units shall be entitled to receive, when and as authorized by the Partnership, out of funds legally available for payment, cumulative preferential cash distributions at the rate of nine and one-eighth percent (9.125%) per annum of the Twenty-five Dollars ($25.00) per unit liquidation preference of the Series A Preferred Units (equivalent to a fixed annual amount of $2.28125 per unit). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and be payable quarterly in equal amounts in arrears on or about the fifteenth (15th) day of each January, April, July and October of each year, beginning on January 17, 2006 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series A Preferred Units for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the unit records of the Partnership at the close of business on the applicable record date, which shall be the last day of the calendar month that immediately precedes the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the General Partner of the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b) No distributions on Series A Preferred Units shall be authorized by the General Partner or declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to the indebtedness of either of them, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, distributions on the Series A Preferred Units shall accumulate whether or not the restrictions referred to in Section 6.04(b) exist, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series A Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.

(d) Except as provided in the next sentence, if any Series A Preferred Units are outstanding, no distributions will be authorized or paid or set apart for payment on any Common Units or any other Preferred Units of the Partnership ranking, as to distributions, on a parity with or junior to the Series A Preferred Units unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Units for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and all other Preferred Units of the Partnership ranking on a parity, as to distributions, with the Series A Preferred Units, all distributions authorized, paid or set apart for payment upon the Series A Preferred Units and all other Preferred Units of the Partnership ranking on a parity, as to distributions, with the Series A Preferred Units shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series A Preferred Unit and each such other Preferred Unit shall in all cases bear to each other the same ratio that accumulated distributions per Series A Preferred Unit and such other Preferred Unit (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Units which may be in arrears.

(e) Except as provided in Section 6.04(d), unless full cumulative distributions on the Series A Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in the form of Common Units or other Preferred Units of the Partnership ranking junior to the Series A Preferred Units as to distributions and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Units or other Preferred Units of the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation, nor shall any Common Units or other Preferred Units of the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Common Units or Preferred Units) by the Partnership (except in accordance with the terms of this Agreement or by conversion into or exchange for other Common Units or Preferred Units of the Partnership ranking junior to the Series A Preferred Units as to distributions and upon liquidation, by redemption, purchase or acquisition of Common Units or Preferred Units of the Partnership under any employee benefit plan of the General Partner or Partnership, or by other redemption, purchase or acquisition of such Common Units or Preferred Units of the Partnership pursuant to Article VII of the Articles of Amendment and Restatement of the Company or otherwise, in order to ensure that the Company remains qualified as a REIT).

(f) Holders of Series A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions on the Series A Preferred Units as described above. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such units which remains payable.

(g) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership) in Common Units or Preferred Units of the Partnership or by redemption or otherwise of the Partnership Interests of the Partnership is permitted under Delaware law, no effect shall be given to amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Partnership Units whose preferential rights on dissolution are superior to those receiving the distribution.

(h) Prior to any allocation of Profit pursuant to Section 5.01(a) of this Agreement, Profit will be allocated to holders of Series A Preferred Units in an amount equal to the distributions made to holders of Series A Preferred Units under Section 6.04(a) of this Agreement.

6.05 Liquidation Rights.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership (referred to herein sometimes as a “liquidation”), the holders of the Series A Preferred Units then outstanding shall be entitled to receive, out of the assets of the Partnership legally available for distribution to its Partners (after payment or provision for payment of all debts and other liabilities of the Partnership), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series A Preferred Unit, plus an amount equal to all accumulated and unpaid distributions through and including the date of payment, before any distribution of assets is made to holders of Common Units or any other Preferred Units of the Partnership that rank junior to the Series A Preferred Units as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the assets of the Partnership are insufficient to make full payment to holders of Series A Preferred Units and to the corresponding amounts payable on all other Preferred Units of the Partnership ranking on a parity with the Series A Preferred Units as to liquidation rights, then the holders of the Series A Preferred Units and all other Preferred Units of the Partnership ranking on a parity with the Series A Preferred Units as to liquidation rights shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Units at the respective address of such holders as the same shall appear on the share transfer records of the Partnership.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

(e) None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a statutory security exchange by the Partnership or a sale, lease, transfer or conveyance of all or substantially all of the Partnership’s property or business shall be considered a liquidation, dissolution or winding up of the Partnership.

6.06 Redemption.

(a) The Series A Preferred Units are not redeemable prior to October 19, 2010. Consistent with the provisions set forth in Article VII of the Articles of Amendment and Restatement of the Company, however, the Partnership shall have the right to purchase the amount of Series A Preferred Units necessary to ensure that the Company remains qualified as a REIT for federal income tax purposes. On and after October 19, 2010, the Partnership, at its option, upon giving notice as provided below, may redeem the Series A Preferred Units, in whole or from time to time in part, for cash, at a redemption price of Twenty-five Dollars ($25.00) per Series A Preferred Unit, plus all accumulated and unpaid distributions on such Series A Preferred Units through the date of such redemption (the “Series A Redemption Right”).

(b) If fewer than all of the outstanding Series A Preferred Units are to be redeemed pursuant to the Series A Redemption Right, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units) or by lot or in such other equitable method prescribed by the Partnership.

(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series A Preferred Units shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Unit may be redeemed unless all of the outstanding Series A Preferred Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Partnership of Series A Preferred Units necessary to ensure that the Company remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series A Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all of the Series A Preferred Units. In addition, unless full cumulative distributions on all Series A Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Partnership shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series A Preferred Units (except in accordance with this Agreement or by conversion into or exchange for Common Units or any other Preferred Units of the Partnership ranking junior to the Series A Preferred Units as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series A Preferred Units for the purpose of preserving the Company’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding Series A Preferred Units).

(d) Immediately prior to any redemption of Series A Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Units at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such Series A Preferred Units on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such units before such Distribution Payment Date. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units for which a notice of redemption has been given.

(e) The following provisions set forth the procedures for redemption:

(i) Notice of redemption shall be given to the respective holders of record of the Series A Preferred Units to be redeemed at their respective addresses as they appear on the unit transfer records of the Partnership. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to the holder to whom notice was defective or not given.

(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Units may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series A Preferred Units to be redeemed; (D) the place or places where the Series A Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such redemption date. If less than all of the Series A Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Units held by such holder to be redeemed.

(iii) On or after the redemption date, each holder of the Series A Preferred Units to be redeemed shall present and surrender any certificates representing his Series A Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such units (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing the Series A Preferred Units as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the units evidenced by any such certificate evidencing the Series A Preferred Units to be redeemed, a new certificate shall be issued evidencing the unredeemed units.

(iv) From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series A Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof payable upon redemption without interest (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such units shall not thereafter be transferred (except with the consent of the Partnership) on the Partnership’s unit transfer records, and such units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series A Preferred Units so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Units to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series A Preferred Units at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.

(f) Any Series A Preferred Units that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Units, without designation as to series until such units are once more designated as part of a particular series by the Partnership.

6.07 Voting Rights.

(a) Holders of the Series A Preferred Units shall not have any voting rights, except as set forth below. In any matter in which the holders of Series A Preferred Units are entitled to vote, each such holder shall have the right to one vote for each Series A Preferred Unit held by such holder. If the holders of the Series A Preferred Units and the holders of another series of Preferred Units are entitled to vote together as a single class on any matter, the holders of the Series A Preferred Units and the holders of such other Preferred Units shall each have one vote for each $25.00 of liquidation preference.

(b) So long as any Series A Preferred Units remain outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of Preferred Units ranking senior to the Series A Preferred Units with respect to distribution rights and or rights upon liquidation, dissolution or winding up of the Partnership, or reclassify any authorized Preferred Units of the Partnership into any class or series of Preferred Units ranking senior to the Series A Preferred Units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Preferred Units; or (ii) amend, alter or repeal the provisions of this Agreement, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as any Series A Preferred Units (or any equivalent class or series of units issued by the surviving entity in such merger or consolidation to which the Partnership is a party) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Partnership may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series A Preferred Units (or such equivalent class or series), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series A Preferred Units or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Units or the creation or issuance of any other class or series of Preferred Units, or (y) any increase in the amount of authorized Series A Preferred Units or any other class or series of Preferred Units, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series A Preferred Units with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in the Partnership to effect such redemption.

6.08 No Conversion Rights. The Series A Preferred Units shall not be convertible into or exchangeable for any other property or securities of the Partnership or any other entity.

6.09  Exclusion of Other Rights. The Series A Preferred Units shall not have any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption other than expressly set forth in this Agreement.

6.10 Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units set forth in this Agreement are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series A Preferred Units set forth in this Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

ARTICLE VII

RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER

7.01 Management of the Partnership.

(a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i) to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to, any property contributed by any Limited Partner and notes and mortgages that the General Partner determines are necessary or appropriate in the business of the Partnership;

(ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi) to guarantee or become a co-maker of indebtedness of any Subsidiary of the Company, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(viii) to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix) to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(x) to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi) to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

(xv) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(xxi) to merge, consolidate or combine the Partnership with or into another person;

(xxii) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code; and

(xxiii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the Company at all times to qualify as a REIT unless the Company voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

7.02 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

7.03 Indemnification and Exculpation of Indemnitees.

(a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.03(a). Any indemnification pursuant to this Section 7.03 shall be made only out of the assets of the Partnership.

(b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c) The indemnification provided by this Section 7.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) Any amendment, modification or repeal of this Section 7.03 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this Section 7.03 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

7.04 Liability of the General Partner.

(a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the Company’s shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the Company on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the Company or the Limited Partners; provided, however, that for so long as the General Partner or the Company owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the shareholders of the Company or the Limited Partners shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c) Subject to its obligations and duties as General Partner set forth in Section 7.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to prevent the Company from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e) Any amendment, modification or repeal of this Section 7.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

7.05 Partnership Obligations.

(a) Except as provided in this Section 7.05 and elsewhere in this Agreement (including the provisions of Articles V and VII regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b) All Administrative Expenses shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership that shall be made other than out of the funds of the Partnership.

7.06 Outside Activities. Subject to any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person.

7.07 Employment or Retention of Affiliates.

(a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines to be fair and reasonable.

(b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

7.08 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

ARTICLE VIII

CHANGES IN GENERAL PARTNER

8.01 Transfer of the General Partner’s Partnership Interest.

(a) The General Partner shall not transfer all or any portion of its Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 8.01(c), (d) or (e).

(b) The General Partner agrees that at all times it will own in the aggregate at least 1% of the outstanding Common Units, as determined by dividing the Common Units owned by the General Partner by the total number of Common Units then outstanding.

(c) Except as otherwise provided in Section 8.01(d) or (e) hereof, the Company shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the Company’s state of incorporation or organizational form), in each case which results in a change of control of the Company (a “Transaction”), unless:

(i) the consent of Limited Partners (other than the Company or any Subsidiary) holding more than 50% of the outstanding Common Units (other than those held by the Company or any Subsidiary) is obtained;

(ii) as a result of such Transaction all Limited Partners will receive for each Partnership Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each Limited Partner shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property that a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

(iii) the Company is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all Limited Partners (other than the Company or any Subsidiary) receive an amount of cash, securities or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares in respect of its REIT Shares.

(d) Notwithstanding Section 8.01(c), the Company may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the Company and any other assets of the Company held outside the Partnership, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the Company hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 8.01(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 9.04 hereof so as to approximate the existing rights and obligations set forth in Section 9.04 as closely as reasonably possible. The above provisions of this Section 8.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

(e) Notwithstanding anything in this Article VIII,

(i) a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii) the General Partner may engage in a transaction required by law or by the rules of any national securities exchange on which the REIT Shares are listed.

8.02 Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, to the extent required, a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required in connection with such admission shall have been performed;

(b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

8.03 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 8.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 8.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 8.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 8.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.03 hereof by selecting, subject to Section 8.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

8.04 Removal of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b) If a General Partner has been removed pursuant to this Section 8.04 and the Partnership is continued pursuant to Section 8.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 8.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 8.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 8.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 8.04(b).

(d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

ARTICLE IX

RIGHTS AND OBLIGATIONS
OF THE LIMITED PARTNERS

9.01 Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

9.02 Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, including amendments hereto, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

9.03 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

9.04 Redemption Right.

(a) Subject to the provisions of this Section 9.04 and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them, each Limited Partner, other than the Company, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership, provided that such Partnership Units shall have been outstanding for at least two years, and subject to any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Limited Partner”); provided, however, that the Partnership shall, in its sole and absolute discretion, have the option to deliver either the Cash Amount or the REIT Shares Amount upon such redemption; provided, further, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption; and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Limited Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b) Notwithstanding the provisions of Section 9.04(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 9.04(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within ten Business Days after the receipt by the General Partner of such Notice of Redemption.

In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such Redemption Right, and each of the Redeeming Limited Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner’s Partnership Units to the General Partner. Each Redeeming Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

(c) Notwithstanding the provisions of Section 9.04(a) and 9.04(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to Section 9.04(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 9.04(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limitation (as defined in the Articles of Amendment and Restatement) and calculated in accordance therewith, except as provided in the Articles of Amendment and Restatement, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company’s, the Partnership’s or a Subsidiary Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 9.04(c).

(d) Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 9.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for the Company to obtain financing for payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use commercially reasonable efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

(e) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner’s exercise of the Redemption Right. If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Redemption Right, such Partner must furnish the General Partner with a FIRPTA Certificate in the form attached hereto as Exhibit C. If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner’s exercise of the Redemption Right and if the Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Partner in redemption of its Partnership Units. If, however, the Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the Redemption Amount, the Redemption Amount shall be treated as an amount received by such Partner in redemption of its Partnership Units, and the Partner shall contribute the excess of the Withheld Amount over the Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

(f) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” taxable as a corporation under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under section 7704 of the Code.

9.05 Registration. Subject to the terms of any agreement between the General Partner and one or more Limited Partners with respect to Partnership Units held by them:

(a) Shelf Registration of the Common Stock. The Company agrees to file with the Commission, within two years following the date Partnership Units are issued, a shelf registration statement under Rule 415 of the Securities Act (a “Registration Statement”), or any similar rule that may be adopted by the Commission, covering (i) the issuance of the Common Shares issuable upon redemption of the Partnership Units (“Redemption Shares”) and/or (ii) the resale of the Redemption Shares by the holder; provided, however, that only two such registrations may occur each year. In connection therewith, the Company will:

(i) use reasonable commercial efforts to have such Registration Statement declared effective;

(ii) furnish to each holder of Redemption Shares such number of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

(iii) register or qualify the Redemption Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as any holder of Redemption Shares shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Redemption Shares; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general or unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities; and

(iv) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission.

The Company further agrees to supplement or make amendments to each Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for such Registration Statement. Each Limited Partner agrees to furnish the Company, upon request, such information with respect to the Limited Partner as may be required to complete and file the Registration Statement.

(b) Listing on Securities Exchange. If the Company shall list or maintain the listing of any Common Shares on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

(c) Registration Not Required. Notwithstanding the foregoing, the Company shall not be required to file or maintain the effectiveness of a registration statement relating to Redemption Shares after the first date upon which, in the opinion of counsel to the Company, all of the Redemption Shares covered thereby could be sold by the holders thereof in any period of three months pursuant to Rule 144 under the Securities Act, or any successor rule thereto.

(d) Allocation of Expenses. The Partnership shall pay all expenses in connection with the Registration Statement, including without limitation (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent Limited Partners or holders of Redemption Shares elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the Company or the Partnership, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Partnership shall not be liable for (A) any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares, or (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration that, according to the written instructions of any regulatory authority, the Partnership is not permitted to pay.

(e) Indemnification.

(i) In connection with the Registration Statement, the Company and the Partnership agree to indemnify holders of Redemption Shares within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission, or alleged omission based upon information furnished to the Company by the Limited Partner of the holder for use therein. The Company and each officer, director and controlling person of the Company shall be indemnified by each Limited Partner or holder of Redemption Shares covered by the Registration Statement for all such losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement or any omission, or alleged omission, based upon information furnished to the Company by the Limited Partner or the holder for use therein.

(ii) Promptly upon receipt by a party indemnified under this Section 9.05(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9.05(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.05(e) unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnified party shall have the right to separate counsel and the indemnifying party shall pay the reasonable fees and expenses of such separate counsel). No indemnifying party shall be liable for any settlement entered into without its consent.

(f) Contribution.

(i) If for any reason the indemnification provisions contemplated by Section 9.05(e) are either unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the party that would otherwise be required to provide indemnification or the indemnifying party (in either case, for purposes of this Section 9.05(f), the “Indemnifying Party”) in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by the party that would otherwise be entitled to indemnification or the indemnified party (in either case, for purposes of this Section 9.05(f), the “Indemnified Party”) as a result of such losses, claims, damages, liabilities or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.05(f) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(iii) The contribution provided for in this Section 9.05(f) shall survive the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

ARTICLE X

TRANSFERS OF PARTNERSHIP INTERESTS

10.01 Purchase for Investment.

(a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interests is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interests.

(b) Subject to the provisions of Section 10.02, each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 10.01(a) above.

10.02 Restrictions on Transfer of Partnership Interests.

(a) Subject to the provisions of Sections 10.02(b), (c), (d), and (e) no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 10.05 below) of all of his Partnership Units pursuant to this Article X or pursuant to a redemption of all of his Partnership Units pursuant to Section 9.04. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Units, such Limited Partner shall cease to be a Limited Partner.

(c) Subject to Sections 10.02(d) and (e) below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of his Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation, partnership or limited liability company controlled by a Person or Persons named in (i) above or (iii) if the Limited Partner is an entity, its beneficial owners.

(d) No Limited Partner may effect a Transfer of its Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e) No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f) Any purported Transfer in contravention of any of the provisions of this Article X shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

(g) Prior to the consummation of any Transfer under this Article X, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

10.03 Admission of Substitute Limited Partner.

(a) Subject to the other provisions of this Article X, an assignee of the Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii) The assignee shall have delivered a letter containing the representation set forth in Section 10.01(a) hereof and the agreement set forth in Section 10.01(b) hereof.

(iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 9.02 hereof.

(vi) The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii) The assignee shall have obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 10.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article X to the admission of such Person as a Limited Partner of the Partnership.

10.04 Rights of Assignees of Partnership Interests.

(a) Subject to the provisions of Sections 10.01 and 10.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

10.05 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

10.06 Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE XI

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

11.01 Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and the financial statements of the Company for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

11.02 Custody of Partnership Funds; Bank Accounts.

(a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 11.02(b).

11.03 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

11.04 Annual Tax Information and Report. Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year an estimate of such Limited Partner’s allocable share of taxable income or loss for such fiscal year and as soon as reasonably practicable thereafter, the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

11.05 Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

11.06 Reports to Limited Partners.

For as long as the Company is required to furnish an annual report to its shareholders containing financial statements of the General Partner, the General Partner will upon request of a Limited Partner, at the same time and in the same manner, furnish such annual report to the Limited Partner.

ARTICLE XII

AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners (other than the Company or any Subsidiary) holding more than 50% of the Class B Percentage Interests of the Limited Partners (other than those held by the Company or any Subsidiary):

(a) any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner adverse to the Limited Partners;

(b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(c) any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

(e) any amendment to this Article XII.

The General Partner, without the consent of the Limited Partners, may (i) merge or consolidate the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation, or (ii) sell the assets of the Partnership.

ARTICLE XIII

GENERAL PROVISIONS

13.01 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

13.02 Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

13.03 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

13.04 Severability. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

13.05 Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

13.06 Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

13.07 Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

13.08 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

13.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this First Amended and Restated Limited Partnership Agreement, all as of the 13th day of June, 2006.

GENERAL PARTNER:

CLF OP GENERAL PARTNER LLC

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Vice President, General Counsel and Corporate Secretary

LIMITED PARTNERS:

CAPITAL LEASE FUNDING, INC.

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Vice President, General Counsel and Corporate Secretary

JDA MIDDLETOWN LIMITED
PARTNERSHIP

By:	JDA Middletown I, LLC

By:	/s/ Robert N. Wienner
Name: Robert N. Wienner
Title: Managing Member

EXHIBIT A

(As of June 13, 2006)

Partner	Address	Cash Contribution	Agreed Value of Capital Contribution	Class A Common Units	Class B Common Units	Series A Preferred Units	Class A Percentage Interest	Class B Percentage Interest
General Partner:
CLF OP General Partner, LLC	110 Maiden Lane New York, NY 10005	$1,995,772.83		178,194			1.015%	0%

Limited Partners:
Capital Lease Funding, Inc.	110 Maiden Lane New York, NY 10005	$194,633,670.17		17,378,006		1,400,000	98.985%	0%
JDA Middletown Limited Partnership	20 Isham Road West Hartford, CT 06107		$2,999,989.80		263,157		0%	100%

Totals				17,556,200	263,157	1,400,000	100.00%	100.00%

Exhibit A-1

EXHIBIT B

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 9.04 of the First Amended and Restated Limited Partnership Agreement (the “Agreement”) of Caplease, LP, the undersigned hereby irrevocably (i) presents for redemption ________ Partnership Units in Caplease, LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 9.04 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:________ __, _____

Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name:

Exhibit B-1

EXHIBIT C

For Redeeming Limited Partners that are entities:

CERTIFICATION OF NON-FOREIGN STATUS

Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Capital Lease Funding, Inc. (the “Company”) and Caplease, LP (the “Partnership”) that no withholding is required with respect to the redemption by ____________ (“Partner”) of its units of limited partnership interest in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1. Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2. The U.S. employer identification number of Partner is _____________.

3. The principal business address of Partner is: __________________________________ _______________________ and Partner’s place of incorporation is __________.

4. Partner agrees to inform the Company if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

5. Partner understands that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.

PARTNER

By:
Name:
Its:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date: _________________
[NAME]

Title

Exhibit C-1

For Redeeming Limited Partners that are individuals:

CERTIFICATION OF NON-FOREIGN STATUS

Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Capital Lease Funding, Inc. (the “Company”) and Caplease, LP (the “Partnership”) that no withholding is required with respect to my redemption of my units of limited partnership interest in the Partnership, I, ___________, hereby certify the following:

1. I am not a nonresident alien for purposes of U.S. income taxation.

2. My U.S. taxpayer identification number (social security number) is _____________.

3. My home address is: ____________________________________________________.

4. I agree to inform the Company promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5. I understand that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date: _________________
Name:

Exhibit C-2